Exhibit 10.38

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

AMENDMENT No. 1
to the Collaboration Agreement
between Novartis Pharma AG and Amgen Inc.

This Amendment No. 1 (“Amendment”) is entered into as of March 20, 2018 (“Amendment No. 1 Effective Date”) by and between Novartis Pharma AG, a Swiss corporation having its principal place of business at Lichtstrasse 35, CH-4056 Basel, Switzerland (“Novartis”), and Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1799, USA (“Amgen”). Novartis and Amgen are each referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Novartis and Amgen are parties to a Collaboration Agreement dated as of April 21, 2017 (the “Agreement”) with respect to the Commercialization of and Medical Affairs Activities for the Product in the United States;
WHEREAS, the Parties mutually desire to amend, modify and restate certain terms and conditions of the Agreement regarding the payment of a certain milestone payment;
NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1.	DEFINITIONS
Unless otherwise defined herein, capitalized words in this Amendment shall have the meaning attributed to them in the Agreement.

2.	AMENDMENTS
The Parties agree that, as of the Amendment No. 1 Effective Date, the Agreement is amended as set forth in this Section 2.

2.1	Section 8.2.1 of the Agreement is deleted in its entirety and replaced with the following:
“8.2.1.1  Novartis shall pay Amgen a one-time [*], [*] payment of [*] within [*] days following First Commercial Sale of the Product in the United States.
8.2.1.2  Novartis shall pay Amgen a one-time [*], [*] payment of [*] within [*] days following the date that cumulative gross invoiced sales of the Product in the United States (for clarity, regardless of the Calendar Year in which such sales occur) equals or exceeds [*].”

Exhibit 10.38

3.	INTEGRATION
Except for the sections of the Agreement specifically amended hereunder, all terms and conditions of the Agreement remain and shall remain in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Agreement and any future reference to the Agreement shall include the terms and conditions of this Amendment.

4.	APPLICABLE LAW & JURISDICTION
This Amendment shall be governed by, and construed in accordance with, the laws which govern the Agreement, and the Parties submit to the jurisdiction and dispute resolution provisions as set forth in the Agreement.

5.	COUNTERPARTS
This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signature pages of this Amendment may be exchanged by facsimile or other electronic means without affecting the validity thereof.

[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

Exhibit 10.38

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

NOVARTIS PHARMA AG By: /s/ Kellie Crawford Name: Kellie Crawford Title: Head Finance, Global BD&L and M&A Date: April 9, 2018	AMGEN INC. By: /s/ Robert A. Bradway Name: Robert A. Bradway Title: Chairman of the Board, President & CEO Date: March 20, 2018
By: /s/ Gregor von Arx Name: Gregor von Arx Title: Global Head Legal Neuroscience & Established Medicines Date: April 9, 2018